UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 25, 2019 (June 19, 2019)

SUMMIT WIRELESS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6840 Via Del Oro Ste. 280 San Jose, CA	95119
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael A. Fazio from the Board of Directors

On June 19, 2019, Michael A. Fazio notified Summit Wireless Technologies, Inc. (the “Company”) of his decision to resign from the Company’s board of directors (the “Board”), effective June 19, 2019. Mr. Fazio is resigning to focus on managing MARCorp Financial LLC, a private equity firm located in Chicago, and not due to any disagreement between the Company and Mr. Fazio, or any matter related to the Company s operations, policies or practices.

Appointment of Lisa Cummins Dulchinos to the Board of Directors

On June 24, 2019, the Board, pursuant to its powers under the Company’s bylaws, appointed Lisa Cummins Dulchinos as a member of the Board to replace Mr. Fazio. Ms. Dulchinos will serve as a director until the next annual meeting of the Company’s stockholders, at which time she will stand for election until the annual meeting of the Company’s stockholders following her election, or her earlier resignation, retirement or other termination of service.

Ms. Dulchinos currently serves as Chief Financial Officer and Chief Operating Officer for Ayar Labs, a venture backed startup that is developing an optical based “chiplet” to provide high speed, high density & low power to replace traditional electrical based input/output. She joined Ayar Labs in January 2019 after overseeing a successful sale of Penguin Computing, a private equity backed company, to Smart Global Holdings in June 2018. Prior to that, from May 2007 to October 2012, she served as Chief Financial Officer at Adept Technology, a NASDAQ publicly traded global robotics company, where she oversaw investor relations, led SOX compliance, completed multiple acquisitions, and secured bank and equity financing including a secondary public offering. Ms. Dulchinos brings over 25 years of experience as a growth-oriented financial executive in global high-tech organizations. Ms. Dulchinos earned a Business Economics degree from the University of California Santa Barbara and a Masters in Business Administration from St. Mary’s College.

There was no understanding or arrangement between Ms. Dulchinos and any other person pursuant to which Ms. Dulchinos was appointed as a director. Ms. Dulchinos is not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Dulchinos is expected to serve on the Company’s Audit Committee.

On June 24, 2019, the Company issued a press release announcing the resignation of Mr. Fazio and the appointment of Ms. Dulchinos to the Board, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in the such exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description
99.1	Press Release of the Company, dated June 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2019	SUMMIT WIRELESS TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
Name: Brett Moyer Title: Chief Executive Officer